Exhibit 10.1

AMENDMENT TO

KIMCO REALTY CORPORATION
2025 EQUITY PARTICIPATION PLAN

Kimco Realty Corporation, a Maryland corporation (the “Company”), has previously adopted the Kimco Realty Corporation 2025 Equity Participation Plan (as amended and/or restated from time to time, the “Plan”). Section 12.1 of the Plan allows the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company to amend the Plan. This Amendment to the Plan (this “Amendment”) has been approved by a resolution of the Committee on October 2, 2026, as follows.

1. Retirement Definition. The definition of “Retirement” set forth in Article 2 of the Plan is hereby amended and restated in its entirety as follows:

“Retirement” of a Holder shall mean his or her Termination of Service on or after his or her (a) sixty-fifth (65th) birthday, provided that such Holder has completed at least five (5) full (not necessarily consecutive) years of employment, consultancy or directorship, as the case may be, with the Company or any Affiliate as of such Termination of Service, or (b) completion of thirty (30) full (not necessarily consecutive) years of employment, consultancy or directorship, as the case may be, with the Company or any Affiliate.

2. Minimum Vesting Requirement. Section 10.7 of the Plan is hereby amended and restated in its entirety as follows:

Award Vesting Limitations. Awards made to Eligible Individuals shall become vested over a period of not less than three years (which shall be measured from the commencement of the applicable performance period), and no portion of any Award shall become vested prior to the first anniversary of the date of grant; provided, however, that, notwithstanding the foregoing, (a) the Administrator may lapse or waive such vesting restriction upon the Holder’s death, disability, Retirement, or Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder) and (b) Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provision.

3. Effectiveness. This Amendment shall be effective as of the date of its approval by the Committee and, as of the date of such approval, this Amendment shall be incorporated into, and form a part of, the Plan. This Amendment shall only apply with respect to Awards (as defined in the Plan) granted following the date of such approval. Except as set forth herein, the Plan shall remain in full force and effect following the date of this Amendment.

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I hereby certify that this Amendment was duly approved and adopted by the Executive Compensation Committee of the Board of Directors of the Company on October 2, 2026.

Date: October 7, 2026

KIMCO REALTY CORPORATION

By: /s/ Leah Landro

Name: Leah Landro

Title: Executive Vice President and Chief Human Resources Officer